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The following investor presentation may be provided to stockholders of Qualcomm Incorporated (“Qualcomm”).

February 2018 Investor Presentation

Additional information and safe harbor ADDITIONAL INFORMATION Qualcomm has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov. CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS Any statements contained in this presentation that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Additionally, statements regarding operating results for future years, growth in operating results and the factors contributing to future operating results; the resolution of licensing disputes and the impact and timing thereof; expected market, industry, geographic and organic growth and trends; future serviceable addressable market size and growth; anticipated contributions from and growth in new opportunities; benefits from planned cost reductions; technology and product leadership and trends; Qualcomm’s positioning to benefit from any of the above; potential benefits and upside to Qualcomm’s stockholders related to any of the above; and the regulatory process and regulatory uncertainty are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “should,” “will” and similar expressions are intended to identify such forward-looking statements. These statements are based on Qualcomm’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Qualcomm. More detailed information about these factors may be found in Qualcomm’s filings with the SEC, including those discussed in Qualcomm’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for Qualcomm are also available in the Investor Relations section of Qualcomm’s website at www.qualcomm.com. Qualcomm is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this presentation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. CERTAIN INFORMATION REGARDING PARTICIPANTS Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above. NON-GAAP FINANCIAL MEASURES This presentation includes “non-GAAP financial measures” as that term is defined in Regulation G. Further discussion regarding our use of non-GAAP financial measures, as well as the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to our financial results prepared in accordance with GAAP, are included at the end of this presentation. CORPORATE STRUCTURE / PRODUCT ATTRIBUTIONS We refer to “Qualcomm” for ease of reference. However, in connection with our October 2012 reorganization, Qualcomm Incorporated continues to operate QTL and own the vast majority of our patent portfolio, while Qualcomm Technologies, Inc., its wholly-owned subsidiary, now operates, along with its subsidiaries, substantially all of our products and services businesses, including QCT, and substantially all of our research and development functions. Accordingly, any Qualcomm products referenced herein are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm Snapdragon processors and MSM chipsets are products of Qualcomm Technologies, Inc. 2

Discussion topics for today’s meeting Who is Qualcomm? 1. Our Plan to Create Near-Term and Long-Term Value 2. Our Evaluation Framework 3. Why Broadcom’s Proposal Materially Undervalues Qualcomm 4. Broadcom’s Proposal Poses Unacceptable Regulatory Risks 5. Qualcomm’s Board – Independent Business Leaders with Track Delivering Value Records of 6. 3

I. Who is Qualcomm?

Qualcomm overview Fiscal 2017 key metrics $23.2B Non-GAAP(1) revenues QTL-Licensing $6.4B(3) Revenues 300+ Global 3G/4G licensees $6.8B Non-GAAP operating cash flow QCT-Semiconductors $4.28 Non-GAAP diluted earnings per share (EPS)(2,4) 804M MSM™ chip shipments $16.5B Revenues (1) (2) (3) (4) See footnotes at the end of the presentation. and a new era of intelligent, connected devices 5

Qualcomm drives stockholder value through technology and semiconductor leadership Robust technology and IP creation Innovation Leadership Enabled Ecosystem Standards leadership QTL IP leadership SoC Low Power Processing Gigabit LTE modem Camera Global deployment at scale Early investment in R&D Connectivity RFFE GPS QCT product innovation Audio/ Codec eSE* 3G/ 4G/ 5G * eSE — Embedded Secure Element. intelligent, hyper-connected devices 6

II. Our Plan to Create Near-Term and Long-Term Value

Near-term and long-term value creation Organic growth driven by strength in Android, China, RFFE, Compute, IoT and Auto $1B new cost reductions in addition to the $500M of NXP cost synergies Non-GAAP EPS $1.50/share accretion from NXP or substantial share repurchase Licensing resolution High confidence in $6.75 – $7.50 of FY19 Non-GAAP(1) EPS(2) 5G leadership (12 – 24 months ahead of our merchant competitors) Expansion into $150B SAM Long-term growth catalysts Long-term annual revenue growth of 6 – 8% Non-GAAP earnings per share growth 2x revenue growth Non-GAAP operating margins of 40% Highly attractive target long-term financial profile (1) (2) See footnotes at the end of the presentation. Note: SAM (Serviceable Addressable Market) excludes QTL; combination of third party and internal estimates. Specific and achievable value drivers 8

High confidence in $6.75 - $7.50 Non-GAAP(1) FY19 EPS(2) Non-GAAP EPS, Before Impact of Licensing Resolutions Includes $1B cost reduction program Includes accretion from NXP or share repurchase Excludes royalty revenues and certain product revenues from Apple and other licensee in dispute $5.25 Licensing Resolutions(3) $1.50 – $2.25 Non-GAAP EPS =$6.75 - $7.50 (1) (2) (3) See footnotes at the end of the presentation. Clear path to substantial Non-GAAP EPS growth 9 Qualcomm has beaten consensus 14 out of the past 16 quarters

Successfully executing strategy to address $150B SAM Key Milestones ~$150B $19B $7B Mobile compute Core Mobile $23B 2015 2020 2020 Source: Combination of third party and internal estimates. Note: SAM: Serviceable Addressable Market; SAM excludes QTL. 2015 SAM excludes adjacent opportunities outside of Core Mobile. 2020 SAM 6x larger, double the growth of core mobile compared to 2015 10 • First 5G modem and data call • Leading in Android and China OEMs Core Mobile $32B • RF360 joint venture completes portfolio • Tier 1 design wins • 5G next inflection RFFE $20B • FY17 $3B Revenues >25% YoY Revenue growth • $3B+ FY17 Auto backlog • Compute/MSFT alliance • NXP expected to close 2018 Adjacent Opportunities $77B • Shipping Datacenter 10nm product Datacenter $43B IoT & Security $11B Networking $16B Automotive

Growing and diversifying Qualcomm’s product revenues 79% YoY average EBT growth last 6 quarters through FY17 52% YoY earnings growth in FY17 $6B product revenues, 25% growth YoY in FY17 2x our Apple product revenues today Expected to contribute $7B - $8B in revenues by FY19 RFFE, IoT and Security, Automotive, Networking, Compute Accelerating and diversifying organic growth 11 New opportunities China QCT

Resolving licensing disputes drives substantial value not reflected in Qualcomm's stock price

Our position on Apple / regulatory issues

- Binding long-term agreements with Apple's contract manufacturers
- Apple/other licensee seeking terms below FRAND, acceptance risks reset across licensee base
- Apple/other licensee continue to use our IP without paying
- Apple initiated litigation requiring us to defend our business model
- Confident we will successfully defend our business model

What is NOT in dispute

*"On Qualcomm, I just want to make it **very, very clear that we are accruing.** We do not expect to be paying more than what we are accruing right now."*

- Luca Maestri, Apple CFO

"And so they think we owe some amount. We think we owe a different amount... at this point, we need the courts to decide that unless we are able to, over time, settle between us on some amount."

- Tim Cook, Apple CEO

Value at stake

$5B - $7B+

Catch-up royalties

$2.5B - $4B

Annual revenues[3]

$1.50 - $2.25

Annual EPS

(3) See footnote at the end of the presentation. EPS assumes 15% effective tax rate and ~1.5B shares. Value per share assumes earnings are capitalized at a 15-20x multiple.

~$25 - $45 in per share value for Qualcomm stockholders

12

QTL: Leading IP and licensing position QTL revenues(3) and EBT 13% annual revenue growth, 12% annual EBT growth device sales(A) Global 3G/4G $8 $300B $68B Cumulative revenues(3) $7 $6 $58B Cumulative EBT $5 $4 $3 87% Average EBT margin $2 $1 Apple / Other licensee(4) $0 2004 2017 2004 2005 200620072008 20092010 2011201220132014 2015 2016 2017 • 300+ license agreements, globally • 120+ license agreements in China • 1.95B 3G/4G device shipments expected in 2018 (+8% YoY) • 130,000+ patents and patent applications globally • Leading patent positions across 3G, 4G and pending 5G standards (A) Qualcomm began formally reporting Global Device Sales (Global TRDS) in FY09. Previous period Global Device Sales as estimated as CDMA / WCDMA device ASPs multiplied by CDMA / WCDMA devices shipped. . (3) (4) See footnotes at the end of the presentation. and industry leading patent portfolio 13 $30B $1B $1B

Technology transitions create significant returns for Qualcomm stockholders 3G to 4G transition drove significant revenues and earnings During 3G to 4G transition, Qualcomm revenues more than doubled Captured 80%+ share of units during first 3 years of technology transition from 3G to 4G 5G starting in 2019 Revenues $25B 5G 80% FY10 FY13 substantial returns on 5G investment 14 >2x $11B QCT QCT QTL QTL

Qualcomm model delivers significant long-term value Revenues $35B – $37B 6% - 8% annual growth Non-GAAP(1) Operating Margin 35% – 37% 40% % Non-GAAP EPS(2) $6.75 – $7.50 2x revenue growth Maintain dividend growth and anti-dilutive share repurchases until de-levered Continued commitment to dividend policy and significant return of capital Capital Returns (1) (2) See footnotes at the end of the presentation. Non-GAAP EPS growth of 2x revenue 15 FY2019e Long-Term Targets

III. Our Evaluation Framework

Our process to review the Broadcom proposal • Engagement history • • Qualcomm has a history of engaging with Broadcom We held two meetings with Silver Lake and Broadcom 18 months ago, but no pricing or material terms of an offer were presented; at the time, Broadcom indicated that the more attractive transaction structure would be for Qualcomm to acquire Broadcom Qualcomm’s Board, a special M&A Board committee and Qualcomm’s outside advisors rigorously analyzed various strategic alternatives, including a transaction with Broadcom, but the Company ultimately decided to pursue a transaction with NXP after determining that it would create substantially more value Broadcom did not inquire again until making its unsolicited proposal • • • Broadcom made no effort to engage with Qualcomm before publicly launching its initial proposal •Qualcomm first learned of the possibility of Broadcom’s unsolicited proposal through several media organizations – Qualcomm was not contacted by Broadcom before it was leaked •Broadcom called Qualcomm approximately one hour before publicly releasing its initial low-value, high-risk proposal Our independent evaluation • • The Qualcomm Board, which is comprised of directors with track records of successfully evaluating and executing major business transactions, engaged its own independent financial advisor to help advise on the proposal, separate from and in addition to management’s financial advisors • The Board, together with members of senior management and the Company’s financial and legal advisors, reviewed the initial proposal and determined that it so dramatically undervalued the business and carried such regulatory uncertainty that engagement was not warranted Following Broadcom’s nomination of a slate of directors, Qualcomm performed a thorough review of the qualifications of each Broadcom nominee • After extensive discussion, the Governance Committee of the Board concluded that the Broadcom nominees lacked sufficient experience on large-cap technology company boards and would not bring incremental expertise to the Board On February 5th, Broadcom delivered a revised proposal, which the Board subsequently evaluated and determined that while not sufficient, it warranted engagement The Board has held 9 meetings since the proposal in addition to numerous ongoing discussions • • • Qualcomm’s Board will continue to focus on stockholder interests 17

Board evaluation framework for key strategic alternatives Continuous Knowledge Building Beyond Best Practice Process Design Evaluate Against Alternatives Oversee Execution Regular and active Board engagement to establish strong foundational base Formation of special committees (where applicable) Deliberation with independent directors Retaining internal and external experts (consultants, legal, financial, technical) Frequent and detailed discussions / meetings Objectively evaluate alternatives in context Utilize Board committees Remain prepared to respond dynamically to changing circumstances Remain integrally involved in key decision points Remain engaged on communication plan with counterparties / investors Continue robust stockholder engagement Strategic Financial Operational External Qualcomm business strategy Legal and regulatory framework Customer, supplier and ecosystem interdependencies Stockholder perspectives and expectations Frame risk-adjusted returns of various alternatives Balance near-and long-term opportunities No “sacred cows” to maximize stockholder value 18

Board process for evaluation Special Committee Formed / # of Members of strategic Legal Support options Financial Advisors Centerview Partners (Committee) Evercore Goldman Sachs Cravath, Swaine & Moore DLA Piper (Board / Committee) Jones Day (Regulatory; Committee) 2015 Evaluation of the Company’s Corporate and Financial Structure 6 Directors (5 Independent) Boston Consulting Group (Consulting; Committee) Paul Weiss Cravath, Swaine & Moore Allen & Overy DLA Piper (Board) Centerview Partners (Committee) Evercore Goldman Sachs 2016 Evaluation of Potential M&A Targets 5 Directors (4 Independent) Centerview Partners (Company / Independent Directors) Evercore Goldman Sachs Paul Weiss Cravath, Swaine & Moore DLA Piper (Board) Broadcom Proposal evaluate opportunities to drive shareholder value 19

Setting the record straight in August and September • Broadcom Board member contacted Qualcomm CEO in July 2016 and offered an introduction to Hock Tan, which led to 2 meetings • Broadcom identified several potential transaction structures for combination of Qualcomm and Broadcom, with a preference for Qualcomm to acquire Broadcom as the most attractive option • At no time were pricing or other key terms discussed at these meetings Broadcom Claim • During the course of August and September 2016, the Board and the M&A Committee met on multiple occasions, together with Company management and advisors, to discuss the ongoing evaluation of a potential NXP acquisition as well as available alternatives, including Broadcom Broadcom Made Good Faith Efforts to Discuss a “Business Combination” with Qualcomm • Notwithstanding the absence of any specific proposal from Broadcom, the Board considered the feasibility of Broadcom as an alternative transaction opportunity • Ultimately, the Board determined that NXP represented a better strategic fit relative to a Broadcom transaction, offering a range of advantages that included less overlap with Qualcomm's existing business, less regulatory risk as compared to a combination with Broadcom, and enhanced leadership positions in the fields of automotive, security and IoT • At no time did Broadcom follow-up regarding a strategic discussion • Qualcomm’s and Broadcom’s CEOs have been together at various events since the August 2016 approach, including in the weeks leading up to the initial hostile approach. There was no attempt by Broadcom to engage in a strategic dialogue • Broadcom did not attempt to contact Qualcomm until after news of their intent to make an unsolicited offer was leaked to the press Broadcom has made inaccurate statements 20

IV. Why Broadcom’s Proposal Materially Undervalues Qualcomm

Broadcom’s proposal materially undervalues Qualcomm • Broadcom’s opportunistic proposal does not reflect substantial value creation opportunity for Qualcomm stockholders • At $82 / share Broadcom’s proposal reflects 11x - 12x our estimated FY19 Non-GAAP EPS The SOX index currently trades at 18x* and precedent transactions in the sector have averaged 22x* • • $6.75 - $7.50 of FY19 Non-GAAP(1) EPS(2) driven by: • Organic growth and cost reductions • Accretion from NXP or share repurchase • Resolution of licensee disputes • Does not reflect the near-and long-term substantial value benefits of 5G (1) (2) See footnotes at the end of the presentation. * Source: Bloomberg, IBES, Datastream, and public filings as of 2/7/2018. Qualcomm is worth more than the $82 / share Broadcom is proposing 22

V. Broadcom’s Proposal Poses Unacceptable Regulatory Risks

Regulatory approval highly at least 18 month process uncertain; • Largest tech transaction ever, combining the #1 (Qualcomm) and #2 (Broadcom) largest fabless semiconductor companies* • Challenging to find buyers that can “step into the shoes” and maintain competitiveness of assets while satisfying global antitrust and national security concerns • Clearance required from 12+ regulators, including US, EU, China, Korea, Japan, etc. plus national security agencies • Customer opposition mounting and likely to increase, further troubling regulators • Meaningful divestitures (e.g., Wi-Fi/Bluetooth, Wi-Fi Networking Processors, RF, and GPS/GNSS) and restrictions on entity’s conduct likely • It took Broadcom more than 12 months to complete the recent acquisition of Brocade, a much smaller and less complex transaction • Divestitures of embedded products within SOCs significantly more difficult • MOFCOM is intensifying its scrutiny of transactions • NXP still has not received MOFCOM approval after 15+ months * Source: Thompson Reuters. compensate our stockholders for the substantial regulatory risk 24

Key litigation milestones occur before regulatory process is completed potential Broadcom Fall 2018 Late Early January 2019 Key inflection points could lead to resolution through litigation or business negotiations 2018 / 2019 Patent infringement decisions in Germany (~15 months from July 2017 filing) Trial in Apple / contract manufacturers case Trials in Qualcomm’s China patent infringement cases Target completion of investigation: U.S. ITC case vs. Apple Substantial upside for Qualcomm stockholders 25

VI. Qualcomm’s Independent Leaders with Board – Business Track Records Value of Delivering

Qualcomm has a world-class Board of Directors

Business leaders with track records of success	• Assembled to deliver requisite expertise to drive strategy into next period of growth • Qualcomm's CEO and Chairman have led the Company through several mobile transitions • Strong mix of industry perspectives, operating expertise, stockholder views, financial expertise, corporate restructuring experience, and global business expertise • Leaders with track records of successfully evaluating and executing business transformations / transactions (e.g., HP split, Motorola split, American Airlines merger with US Airways, MMI sale, DirecTV sale)
Independent and effective	• Nine out of 11 directors are independent • Four new independent directors added since 2015 - 3 of these new directors were selected in collaboration with JANA • Independent director tenure is 5 years vs. S&P 500 ~9 years
Significant value creation for stockholders	• Oversaw and approved Strategic Realignment Plan and subsequent strategic M&A, creating significant value and strategically strengthening Qualcomm - Comprehensive review of corporate structure alternatives - Resolved China licensing issue and rolled out licensing program in China (120+ licensees) - $1.4B cost reduction program under the Strategic Realignment Plan • Revenue diversification strategy, including M&A: RF360 JV, CSR, and pending NXP acquisition • Since announcement of new strategy in 2016 until Apple's attack, stock price up 46% versus S&P 500 up 24%
Best practices in corporate governance	• Robust stockholder engagement program • Annually elected Board • Majority voting standard • Proxy access • Strong Lead Independent Director (Presiding Director)

27

Qualcomm directors have the right mix of experience expertise to lead the Company and technologies and competitive environment in our industry, bring valuable insights and knowledge to our Board useful resource to senior management technologies and competitive environment in our industry, bring valuable insights and knowledge to our Board • Significant experience in the areas of technology, marketing, sales, research and development and business management provides Paul Jacobs • Extensive business, operational and management experience in the wireless telecommunications industry, including current position as our Executive Chairman and his prior service as our Chief Executive Officer • Extensive knowledge of our business, products, strategic relationships and opportunities, as well as the rapidly evolving Thomas Horton • Management, financial and accounting experience, including former service as Chairman and CEO of American Airlines, as Vice Chairman and Chief Financial Officer of AT&T and as Executive Vice President and Chief Financial Officer of American • Roles in operational and financial management at American and AT&T bring valuable insights to the Board, as well as providing a Steve Mollenkopf • Extensive business, operational and management experience in the wireless telecommunications industry, including current position as our Chief Executive Officer • Extensive knowledge of our business, products, strategic relationships and opportunities, as well as the rapidly evolving Barbara Alexander • Significant financial and accounting experience • Extensive experience serving on several other public company boards, including in most instances service on the compensation committee and/or the audit committee • Experience at Freddie Mac has added to her knowledge regarding risk management issues Jeffrey Henderson • Financial and operational management experience, including significant experience in international operations • Experience in senior operational and financial management positions at companies that experienced significant growth and transformation, including into additional business areas • Designated as an Audit Committee financial expert Ann Livermore • Extensive operational experience in senior positions, including leading complex global business organizations with large workforces valuable insights to the Board and also provides useful resources to senior management • Currently serves on the Audit Committee and brings significant experience from her service on other public company boards28

Qualcomm directors expertise to lead the have the right mix Company (Cont.) of experience and the operations and security of telecommunications systems and cybersecurity matters • Brings to the Board substantial experience in diplomacy, international trade and cross-border commercial transactions, including background and education • Media industry experience is especially valuable with the convergence of the Internet, wireless, media and computing industries 29 Harish Manwani • Substantial management experience involving international operations, particularly in Asia • Executive management experience, particularly with respect to strategic planning and leadership of complex organizations, provides a valuable resource for senior management • Experience on the boards of several other companies also brings valuable insights to the Board Mark McLaughlin • Operational and management experience at several technology companies • Service on the President’s National Security Telecommunications Advisory Committee (NSTAC), as well as experience as Chief Executive Officer and a member of the Board of Directors of a network security company, provides significant knowledge regarding Clark Randt, Jr. • Deep understanding of Asia and experience in facilitating business in China and more generally throughout Asia, which is one of the most important regions to Qualcomm’s business service as the U.S. Ambassador to the People’s Republic of China • International experience and knowledge of Asian business operations provide valuable insights to the Board Francisco Ros • Extensive executive management and board experience in telecommunications companies and operators in Europe and Latin America • Significant experience related to the overall telecommunications and IT regulatory environment in Europe (including service in the Government of Spain at a time when Spain held the Presidency of the European Union), as well as technical and business • Brings a non-U.S. perspective to issues facing us, enhancing the understanding of the Board Anthony Vinciquerra • Management experience, including significant experience in operations, is a source of important insights to the Board • Designated as an Audit Committee financial expert

Broadcom’s slate of directors presents unacceptable execution risk Broadcom’s slate is tailored for a singular outcome: to sell - not run - one of the most complex technology companies in the world Broadcom’s slate is not qualified to capture the significant near-and long-term value creation opportunities for Qualcomm’s stockholders: Running a leading global chip and technology company with formidable competitors and counterparties Maintaining Qualcomm's successful innovation engine Representing Qualcomm's stockholders vs. Broadcom, in potential negotiations and regulatory issues Resolving complex licensing disputes without adverse consequences across licensee base Executing and realizing the value of the transformative opportunity in 5G Overseeing the integration of the pending NXP acquisition to fully realize the significant accretion (or, alternatively, executing a large share repurchase) while either negotiating with Broadcom or awaiting the long-dated closure of a Broadcom transaction Overseeing a new $1 billion cost reduction program Retention of key employees and customers given that many will assume a Broadcom transaction is inevitable if the Broadcom nominees are elected • • • • • • • • Broadcom did not pick directors to address these challenges – these candidates have no experience on large-cap tech boards (> $20b) Broadcom instead picked people with ties to Silver Lake or activist slates – a slate suited only to support its takeover agenda and will continue to maximize value for all stockholders 30

Conclusion

Broadcom's proposal: unacceptable risk, minimal reward

Materially undervalues Qualcomm	Standalone FY19 Non-GAAP[1] EPS[2] expected to be $6.75 - $7.50 Broadcom proposing a P/E multiple of 11x-12x on estimated FY19 Non-GAAP EPS SOX P/E multiple is 18x*; precedent transaction P/E multiple is 22x*
Significant regulatory uncertainty	No assurance transaction will close; no certainty for 18 months or longer Likely requires massively complex divestitures/operating restrictions; if regulatory clearance achievable at all Significant customer opposition mounting Business risk during regulatory pendency given significant customer concerns
Broadcom slate not in best interests of Qualcomm stockholders	Hand-picked nominees qualified only to serve one purpose - to push Broadcom's low-value and high-risk proposal Nominees bring no incremental skills or expertise to the Qualcomm Board Premature decision: in 18+ months, greater clarity on Broadcom regulatory risk; Qualcomm business momentum Immense risk to stockholder value to replace current Board with conflicted Broadcom nominees for 18+ months while Broadcom seeks, and potentially fails to obtain, regulatory clearance

(1) (2) See footnotes at the end of the presentation. * Source: Bloomberg, IBES, Datastream, and public filings as of 2/7/2018.

$82 implies a P/E multiple of 11x-12x for the world's leading wireless franchise

32

Footnotes (1) Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items. Further discussion regarding the Company’s use of Non-GAAP financial measures and detailed reconciliations between GAAP and Non-GAAP results are included in this presentation. Throughout this presentation, net income and diluted earnings per share (EPS) are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests), unless otherwise stated. Prior to fiscal 2019, royalties are recognized when reported, generally one quarter following shipment and when all other revenue recognition criteria are met. Beginning in fiscal 2019, royalties are required to be estimated and recognized in the period in which the associated sales occur and when all other revenue recognition criteria are met. The fiscal 2017 results were negatively impacted as a result of actions taken by Apple and its contract manufacturers, as well as the previously disclosed dispute with another licensee, who underpaid royalties due in the second quarter of fiscal 2017 and did not report or pay royalties due in the third and fourth quarters of fiscal 2017. (2) (3) (4) 33

Reconciliations

Note regarding use of Non-GAAP financial measures The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results follow. The Company uses Non-GAAP financial information: (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by the Company include revenues, cost of revenues, R&D expenses, SG&A expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. In addition, the Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating the Company’s business and assessing trends and future expectations. Non-GAAP information used by management excludes its QSI segment and certain share-based compensation, acquisition-related items, tax items and other items. • QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance. Share-based compensation expense primarily relates to restricted stock units. Management believes that excluding non-cash share-based compensation from the Non-GAAP financial information allows management and investors to make additional comparisons of the operating activities of the Company’s ongoing core businesses over time and with respect to other companies. Certain other items are excluded because management views such items as unrelated to the operating activities of the Company’s ongoing core businesses, as follows: • • • Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property, third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition. Starting with acquisitions in the second quarter of fiscal 2017, the Company excludes recognition of the step-up of property, plant and equipment from the net book value based on the original cost basis to fair value. Such charges related to acquisitions that were completed prior to the second quarter of fiscal 2017 continue to be allocated to the segments, and such amounts are not material. The Company excludes certain other items that management views as unrelated to the Company’s ongoing business, such as major restructuring and restructuring-related costs, goodwill and indefinite-and long-lived asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. • • The Company uses free cash flow to facilitate an understanding of the amount of cash flow generated that is available to grow our business, service debt and create long-term stockholder value. Accordingly, free cash flow does not represent the remaining cash flow available for discretionary expenditures. 35

Revenues, Operating Cash Flows and Operating Margin

$ in billions

Fiscal 2017	Revenues	Net cash provided by operating activities
GAAP	$22.3	$4.7
Less: QSI	$0.1	-
Less: Share-based compensation[1]	N/A	-
Less: Other items[2]	($1.1)	($2.1)
Non-GAAP	$23.2	$6.8

(1) For operating cash flows, net cash used represents incremental tax benefits from share-based compensation.

(2) Other items excluded form Non-GAAP revenues consisted of a $962 million reduction to revenues related to the BlackBerry arbitration decision and a $95 million reduction to revenues related to the portion of a business arrangement under negotiation that resolves a legal dispute. Other items excluded from Non-GAAP net cash provided by operating activities consisted primarily of the $940 million payment related to the BlackBerry arbitration and the $927 million payment related to the fine imposed by the Korea Fair Trade Commission, as well as payments for consulting services related to acquisition-related and restructuring activities.

Sums may not equal totals due to rounding

Operating Margin (estimate)	Fiscal 2019 [3]	Long-Term[4]
GAAP operating income	$8.4 - $9.1	
Less: QSI	-	
Less: Share-based compensation	($1.3)	
Less: Other items	($2.9)	
Non-GAAP operating income	$12.6 - $13.3	
Revenues	$35.0 - $37.0	
GAAP operating margin	23% - 25%	30%
Non-GAAP operating margin	35% - 37%	40%

(3) Fiscal 2019 estimated operating margin is calculated at the midpoint of revenues and assumes close of the pending NXP acquisition. Estimated amortization of intangible assets included in other items was based on a preliminary purchase price and are subject to change when the formal valuation and other studies are finalized. The differences that will occur between the preliminary estimates and the final purchase accounting could be material.

(4)The difference between long-term GAAP and Non-GAAP operating margin is primarily due to acquisition-related items and share-based compensation.

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Earnings Per Share (EPS)

	Fiscal 2017 EPS	Fiscal 2019 EPS (est.)[(2)]	Fiscal 2019 Accretion from NXP[(2)]	Accretion from Share Repurchase
GAAP diluted EPS	$1.65	$4.47 - $5.22	$0.08	$1.26
Less: Diluted EPS attributable to QSI	$0.03	$0.02	N/A	$0.01
Less: Diluted EPS attributable to share-based compensation	($0.51)	($0.73)	($0.16)	($0.16)
Less: Diluted EPS attributable to other items[(1)]	($2.16)	($1.57)	($1.26)	($0.09)
Non-GAAP diluted EPS	$4.28	$6.75 - $7.50	$1.50	$1.50
Less: Diluted EPS attributable to income from customers involved in licensing disputes	N/A	$1.50 - 2.25		
Non-GAAP EPS, before impact of expected licensing resolution	N/A	$5.25		

(1) In fiscal 2017, other items excluded from Non-GAAP results consisted of a $962 million reduction to revenues related to the BlackBerry arbitration decision, a $95 million reduction to revenues related to the portion of a business arrangement under negotiation that resolves a legal dispute, a $911 million charge, including net foreign currency losses, related to the fine imposed by the KFTC, $783 million of acquisition-related charges, $778 million charge related to the fine imposed by the TFTC, $74 million of asset impairment charges and $38 million of restructuring and restructuring-related charges primarily related to our Strategic Realignment Plan. In fiscal 2017, the tax benefit in "other items" included a $395 million tax benefit for the combined tax effect of other items in EBT and a $144 million tax benefit for the tax effect of acquisition-related items in EBT, partially offset by a $111 million tax expense related to an increase in unrecognized tax benefits. Other items excluded from Non-GAAP in fiscal 2019 consist primarily of acquisition-related items.

(2) Fiscal 2019 estimated EPS and EPS accretion assume close of the pending NXP acquisition. Estimated amortization of intangible assets included in other items was based on a preliminary purchase price and are subject to change when the formal valuation and other studies are finalized. The differences that will occur between the preliminary estimates and the final purchase accounting could be material.

Sums may not equal totals due to rounding

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